EXHIBIT 10.02

MARTIN MARIETTA MATERIALS, INC.

FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”), made as of ______________, between Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), and _____________________ (the “Employee”).

1.	GRANT

Pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”), the Company hereby grants the Employee ____________ Restricted Stock Units on the terms and conditions contained in this Award Agreement, and subject to the terms and conditions of the Plan.  The term “Restricted Stock Unit” or “Unit(s)” or “RSU(s)” as used in this Award Agreement refers only to the Restricted Stock Units awarded to the Employee under this Award Agreement.

2.	GRANT DATE

The Grant Date is ______________.

3.	RESTRICTION PERIOD AND PERFORMANCE REQUIREMENT

Subject to the terms and conditions hereof and of the Plan, the restriction period begins on the Grant Date and ends on the following schedule (each such date, the “Vesting Date” and such period, the “Restriction Period”):

VESTING DATE	NUMBER OF SHARES THAT VEST
_____________	[1/3 of shares]
_____________	[1/3 of shares]
_____________	[1/3 of shares]

provided, that, the vesting of the Restricted Stock Units awarded hereunder are subject to [     ].

4.	AWARD PAYOUT

Unless forfeited or converted and paid earlier as provided in Section 7 or Section 9 below, the Restricted Stock Units granted hereunder will vest (“Vest”) and be converted into shares of Stock and delivered to the Employee as soon as practicable following the Vesting Date (but in no event later than 60 days following the Vesting Date) provided that the Employee is employed by the Company on the Vesting Date.  The vesting and conversion from Units to Stock will be one Unit for one share of Stock.

5.	DIVIDEND EQUIVALENTS

On the date that the Awards Vest, dividend equivalents will be credited to the Employee in an amount equal to the aggregate amount of dividends paid on a share of Stock during the Restriction Period multiplied by the number of Restricted Stock Units.  The dividend equivalent amounts shall be paid in cash as soon as practicable following the Vesting Date from the general assets of the Company and shall be treated and reported as additional compensation for the year in which payment is made.

6.	TRANSFERABLE ONLY UPON DEATH

This Restricted Stock Unit grant shall not be assignable or transferable by the Employee except by will or the laws of descent and distribution.

7.	TERMINATION, RETIREMENT, DISABILITY OR DEATH

(a)

Termination.  If the Employee’s employment with the Company is terminated prior to the Vesting Date for any reason other than on account of death, Disability or Retirement (in each case, as defined below), whether by the Employee or by the Company, and in the latter case whether with or without cause, then the Units will be forfeited upon such termination.

(b)

Retirement or Disability.  If the Employee’s employment with the Company is terminated prior to the Vesting Date upon Retirement (as defined below) or as the result of a disability under circumstances entitling the Employee to the commencement of benefits under a long-term disability plan maintained by the Company (“Disability”), then the terms of all outstanding Units shall be unaffected by such Retirement or Disability once the Performance Requirement in Section 3 above is satisfied; provided, however, that if the Performance Requirement is not satisfied, then the Units will be forfeited upon such termination In the case of the Employee’s termination on account of Retirement or Disability, if the Vesting Date occurs following such termination but before the date which is six months following such termination, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A), the date shares of Stock are delivered pursuant to Section 4 shall be postponed until the date that is six months following such termination. “Retirement” is defined as termination of employment with the Company after reaching age 62 under circumstances that qualify for normal retirement in accordance with the Martin Marietta Materials, Inc. Pension Plan; provided, that, the Committee may in its sole discretion classify an Employee’s termination of employment as Retirement under other circumstances.

(c)

Death.  If, prior to the Vesting Date, the Employee dies while employed by the Company or after termination by reason of Retirement or Disability, then the Restriction Period shall lapse and the Vesting Period shall be accelerated and all outstanding Units shall be converted into shares of Stock and delivered to the Employee’s estate or beneficiary.

(d)

Committee Negative Discretion.  Prior to the date on which the Restricted Stock Units are distributed hereunder, the Committee may in its sole discretion decide to reduce or eliminate any amount otherwise payable with respect to Units under this Section 7. The Committee’s determinations shall be binding and conclusive on all parties.

8.	TAX WITHHOLDING

At the time Units are converted into shares of Stock and delivered to the Employee, the Employee will recognize ordinary income based on the value of the Stock payable in accordance with Section 4.  The Company shall withhold applicable taxes as required by law at the time of such Vesting by deducting shares of Stock from the payment to satisfy the obligation prior to the delivery of the certificates for shares of Stock.  Withholding will be at the minimum rates prescribed by law; therefore, the Employee may owe additional taxes as a result of the distribution.  The Employee may not request tax to be withheld at greater than the minimum rate.  If the Employee terminates employment on account of Disability or Retirement and the Units are not forfeited, the Company may require the Employee to pay to the Company or withhold from the Employee’s compensation, by canceling Units or otherwise, an amount equal to satisfy the obligation to withhold federal employment taxes as required by law.

9.	CHANGE IN CONTROL

In the event of a Change in Control, to the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the RSUs (or in which the Company is the ultimate parent corporation and does not continue the RSUs) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee prior to the Change of Control) as Awards outstanding under the Plan immediately prior to the Change of Control event, the Restriction Period of all outstanding Units shall lapse and:

(a)

if such Change in Control is a “change in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets of” the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then, the Vesting Date shall be accelerated, all outstanding Units shall convert to shares of Stock and such shares will be distributed no later than 15 days following the date of such Change in Control; or

(b)

if such Change in Control is not a “change in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets of” the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then, all outstanding Units shall vest and cease to be forfeitable (but the date shares of Stock are delivered pursuant to Section 4 shall not be accelerated) and all outstanding Units shall convert to shares of Stock and be distributed no later than 15 days following the regularly scheduled Vesting Date, without regard to the Employee’s employment status (or changes thereto) following such Change in Control.

10.	AMENDMENT AND TERMINATION OF PLAN OR AWARDS

As provided in Section 7 of the Plan, subject to certain limitations contained within Section 7, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend all Award Agreements under the Plan.  Notwithstanding Section 7 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of this Award Agreement shall accelerate any distribution under the Plan or, except with the Employee’s express written consent, adversely affect any Restricted Stock Unit granted under this Award Agreement; provided, however, that the Board of Directors or the Committee may amend the Plan or this Award Agreement to the extent it deems appropriate to cause this Agreement or the Units hereunder to comply with Section 409A  of the Code (“Section 409A”) (including the distribution requirements thereunder) or be exempt from Section 409A or the tax penalty under Section 409A(a)(1)(B).  If the Plan and the Award Agreement are terminated in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), the Board of Directors may, in its sole discretion, accelerate the conversion of Units to shares of Stock and immediately distribute such shares of Stock to the Employee.

11.	EXECUTION OF AWARD AGREEMENT

No Restricted Stock Unit granted under this Award Agreement is distributable nor is this Award Agreement enforceable until this Award Agreement has been fully executed by the Company and the Employee.  By executing this Award Agreement, the Employee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

12.	MISCELLANEOUS

(a)

Nothing contained in the Award Agreement confers on the Employee the rights of a shareholder with respect to this Restricted Stock Unit award during the Restriction Period and before the Employee becomes the holder of record of the shares of Stock payable. Except as provided in Section 9 of the Plan, no adjustment will be made for dividends or other rights, and grants of dividend equivalents pursuant to Section 5 will not be considered to be a grant of any other shareholder right.

(b)

For purposes of this Award Agreement, the Employee will be considered to be in the employ of the Company during an approved leave of absence unless otherwise provided in an agreement between the Employee and the Company.

(c)

Nothing contained in this Award Agreement or in any Restricted Stock Unit granted hereunder shall confer upon any Employee any right of continued employment by the Company, express or implied, nor limit in any way the right of the Company to terminate the Employee’s employment at any time.

(d)	Except as provided under Section 6 herein, neither these Units nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto.

(e)	Capitalized terms used but not defined in this Award Agreement shall have the meanings assigned to such terms in the Plan.

(f)	To the extent there is a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

(g)

In lieu of receiving documents in paper format, Employee hereby agrees and consents, to electronic delivery of all documents in connection with the RSUs granted hereunder, including any documents the Company elects to or is required to deliver (including, but not limited to, the Prospectus related to Employee’s Award, any supplements to that Prospectus, and agreements, account statements, monthly or annual reports, and all other forms or communications required to be delivered to Employee pursuant to applicable securities laws). Electronic delivery of a document to Employee may be via a location on an intranet site or a third-party’s Internet site to which Employee has access. By electronically accepting this Award, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, the Standard Terms and Conditions, and the Long Term Plan (including, but not limited to, the Committee’s discretionary authority under the Long Term Plan to determine the number of Stock Units payable with respect to the Award).

THE PARTICIPANT WILL BE DEEMED TO HAVE ACCEPTED THE AWARD AND THE STANDARD TERMS AND CONDITIONS IF THE PARTICIPANT DOES NOT OBJECT IN WRITING WITHIN NINETY (90) DAYS FOLLOWING DELIVERY OF THE GRANT NOTICE AND THESE STANDARD TERMS AND CONDITIONS.

13.	NOTICES

Notices and all other communications provided for in this Award Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight mail courier service, postage prepaid, addressed as follows:

If to the Employee, to the most recent address

on file with the Company.

If to the Company, to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, NC 27607

Fax:  (919) 783-4535

Attn:  Corporate Secretary

or to such other address or such other person as the Employee or the Company shall designate in writing in accordance with this Section 13, except that notices regarding changes in notices shall be effective only upon receipt.

14.	GOVERNING LAW

This Award Agreement shall be governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed and the Employee has hereunto set his hand as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.

By: /s/ Roselyn Bar .

Executive Vice President, General Counsel and Corporate Secretary

EMPLOYEE

By:_____________________________
(Employee’s Signature)